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                                                                     Exhibit 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BIRCH TELECOM, INC.

         BIRCH TELECOM, INC., a corporation organized and existing under the laws of the State of Delaware, certifies as follows:

         1. The original Certificate of Incorporation of Birch Telecom, Inc. was filed with the Delaware Secretary of State on December 23, 1996.

         2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of this Corporation, and was duly adopted in accordance with Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

         3. The text of the Certificate of Incorporation is amended and restated to read in its entirety as set forth below:

         FIRST: The name of the Corporation is Birch Telecom, Inc. (the "Corporation").

         SECOND: The address of the Corporation's initial registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH:

A. The aggregate number of shares which the Corporation shall have authority to issue shall be 52,000,000 shares, divided into 27,000,000 shares of common stock ("Common Stock"), and 25,000,000 shares of preferred stock ("Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($.001) each, and the Common Stock shall have a par value of one-tenth of one cent ($.001) each.

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B. The Preferred Stock may be issued from time to time in one or more series.
The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         Of the authorized shares of Preferred Stock, 2,968,750 shares are hereby designated "Series A Preferred Stock"; 8,125,000 shares are hereby designated "Series B Preferred Stock"; and 8,050,000 shares are hereby designated "Series C Preferred Stock."

C. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock are as follows:

              (1) DIVIDENDS.

                  (a) SERIES A PREFERRED STOCK. The holders of Series A Preferred Stock shall be entitled to receive dividends in cash at the rate of ten percent (10%) of the Series A Liquidation Preference per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), payable on March 31, June 30, September 30 and December 31 of each year, when and as declared by the Board of Directors out of funds legally available for that purpose. Such dividends shall be cumulative from the date of issuance of the Series A Preferred Stock, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board, but such dividends shall be payable only when, as, and if declared by the Board. So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series B Preferred Stock or Series C Preferred Stock or Common Stock, nor shall any shares of Series B Preferred Stock or Series C Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(a) on the Series A Preferred Stock

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         shall have been paid or declared and set apart.

                  (b) SERIES B PREFERRED STOCK. The holders of Series B Preferred Stock shall be entitled to receive dividends in cash at the rate of fifteen percent (15%) per annum on an amount equal to $1.60 plus all unpaid dividends accrued on such shares of Series B Preferred Stock, on each outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), when and as declared by the Board of Directors out of funds legally available for that purpose. Such dividends shall be cumulative from the date of issuance of the Series B Preferred Stock, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not declared by the Board, but such dividends shall be payable only when, as, and if declared by the Board. So long as any shares of Series B Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Series C Preferred Stock or Common Stock, nor shall any shares of Series C Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(b) on the Series B Preferred Stock shall have been paid or declared and set apart.

                  (c) SERIES C PREFERRED STOCK. The holders of Series C Preferred Stock shall be entitled to receive dividends in cash at the rate of ten percent (10%) per annum on an amount equal to $1.60 on each outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), when and as declared by the Board of Directors out of funds legally available for that purpose. Notwithstanding anything to the contrary herein, such dividends shall be payable only when, as and if declared by the Board of Directors and shall not be cumulative. So long as any shares of Series C Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any shares of Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all dividends set forth in this Section (1)(c) on the Series C Preferred Stock shall have been paid or declared and set apart.

              (2) LIQUIDATION RIGHTS.

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                  (a) Upon any liquidation, dissolution, or winding up of the
         Corporation, and before any distribution or payment shall be made to the holders of Series B Preferred Stock and Series C Preferred Stock and Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the sum of (i) $1.60 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) plus (ii) an amount equal to all unpaid dividends accrued on such shares of Series A Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board (the "Series A Liquidation Preference"), for each share of Series A Preferred Stock held by them. If the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in this Section
         (2)(a), then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) Upon any liquidation, dissolution, or winding up of the Corporation, and after the payment of the full liquidation preference of the Series A Preferred Stock as set forth in Section (2)(a) above, and before any distribution or payment shall be made to the holders of Series C Preferred Stock and Common Stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the greater of (i) the sum of $1.60 for each share of Series B Preferred Stock held by them (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) plus all unpaid dividends accrued on such shares of Series B Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board; or (ii) (x) $1.60 for each share of Series B Preferred Stock held by them (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) less the per share amount of any dividends previously declared and paid on such shares plus (y) the Participation Amount (the "Series B Liquidation Preference"), for each share of Series B Preferred Stock held by them. If the assets of the Corporation shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference set forth in this Section (2)(b), then such assets shall be distributed among the holders of Series B Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (c) Upon any liquidation, dissolution, or winding up of the Corporation, and after the payment of the full liquidation preference of the Series A Preferred Stock as set forth

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         in Section (2)(a) above and the Series B Preferred Stock as set forth in Section (2)(b) above, and before any distribution or payment shall be made to the holders of Common Stock, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to the greater of: (i) the sum of $1.60 per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares), plus an amount equal to all declared and unpaid dividends for each share of Series C Preferred Stock held by them; or (ii) (x) $1.60 for each share of Series C Preferred Stock held by them (as adjusted for any stock dividends, combinations, splits and the like with respect to such shares) less the per share amount of any dividends previously paid on such shares plus (y) the Participation Amount (the "Series C Liquidation Preference"). If the assets of the Corporation shall be insufficient to make payment in full to all holders of Series C Preferred Stock of the liquidation preference set forth in this Section
         (2)(c), then such assets shall be distributed among the holders of Series C Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (d) "Participation Amount" shall mean: (i) with respect to the Series B Preferred Stock, (x) the Residual Amount multiplied by a fraction the numerator of which is the number of shares of Series B Preferred Stock issued and outstanding and the denominator of which is the number of shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued and outstanding (including all shares reserved for issuance under the Company's Stock Option Plan), on an as-converted basis, divided by (y) the number of shares of Series B Preferred Stock issued and outstanding; (ii) with respect to the Series C Preferred Stock, (x) the Residual Amount multiplied by a fraction the numerator of which is the number of shares of Series C Preferred Stock issued and outstanding and the denominator of which is the number of shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued and outstanding (including all shares reserved for issuance under the Company's Stock Option Plan), on an as-converted basis, divided by (y) the number of shares of Series C Preferred Stock issued and outstanding; and (iii) with respect to the Common Stock, (x) the Residual Amount multiplied by a fraction the numerator of which is the number of shares of Common Stock issued and outstanding (including all shares reserved for issuance under the Company's Stock Option Plan) and the denominator of which is the number of shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued and outstanding, on an as-converted basis, divided by (y) the number of shares of Common Stock issued and outstanding (including all shares reserved for issuance under the Company's Stock Option Plan).

                  (e) "Residual Amount" shall be the assets of the Company remaining after the payment of: (i) the Series A Liquidation Preference multiplied by all the outstanding

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         shares of Series A Preferred Stock; (ii) $1.60 (as adjusted for any stock dividend, combination, splits and the like with respect to such shares) less the per share amount of any dividends previously declared and paid on such shares multiplied by all outstanding shares of Series B Preferred Stock; and (iii) $1.60 (as adjusted for any stock dividend, combination, splits and the like with respect to such shares) less the per share amount of any dividends previously declared and paid on such shares multiplied by all outstanding shares of Series C Preferred Stock.

                  (f) Upon any liquidation, dissolution, or winding up of the Corporation, and after the payment in full of the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference, the Participation Amount shall be distributed to the holders of the Common Stock.

                  (g) DEEMED LIQUIDATIONS. The following events will be deemed a liquidation under this section: (i) consolidation or merger of the Corporation into or with any corporation or other entity, person, or any other corporate reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization own less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred (an "Acquisition"); and (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

                  (h) PAYMENTS IN PROPERTY. Whenever the distribution provided for in this Section (2) shall be payable in securities or other property other than cash, the value of that distribution shall be the fair market value of those securities or other property as determined in good faith by the Board of Directors.

              (3) VOTING RIGHTS.

                  (a) SERIES A PREFERRED STOCK. Except as otherwise required by applicable law, the holders of Series A Preferred Stock shall have no voting rights with respect to the Series A Preferred Stock held by them.

                  (b) SERIES B AND C PREFERRED STOCK. Except as set forth in Sections (3)(c) and (d), the holders of Series B Preferred Stock shall be entitled to cast one vote for each share of Series B Preferred Stock held by them on an as-converted basis, and the holders of Series C Preferred Stock shall be entitled to cast one vote for each share of Series C Preferred Stock held by them on an as-converted basis. Such votes shall be cast together with those cast by the holders of Common Stock and not as a separate class, except as

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         otherwise provided herein or required by applicable law. The Series B
         Preferred Stock and the Series C Preferred Stock shall not have cumulative voting rights.

                  (c) RESTRICTIONS AND LIMITATIONS.

                           (i) So long as the outstanding shares of Series B
                  Preferred Stock, including as outstanding Series B Preferred Stock issuable upon conversion of all convertible securities of the Corporation, represents at least five percent (5%) or more of the outstanding shares of Common Stock of the Corporation (on an as-converted to Common Stock basis), the approval by the vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock shall be necessary for effecting or validating the following actions:

                                    (A) Any action that results in the payment
                           or declaration of a dividend on any shares of Common Stock; or

                                    (B) The purchase or other acquisition (or
                           payment into or set aside for a sinking fund for such purpose) of any Series A Preferred Stock or Series C Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to: (x) the repurchase of shares of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation; (y) the exercise of the Corporation's right of first refusal with the approval of the Board of Directors upon a proposed transfer; or (z) the redemption of the Series A Preferred Stock pursuant to the terms set forth in Section (5)(a);or

                                    (C) Any agreement by the Corporation or its
                           stockholders regarding an Acquisition or an Asset Transfer (as defined in Section (2)(g)).

                           (ii) So long as the outstanding shares of Series B
                  Preferred Stock, including as outstanding Series B Preferred Stock issuable upon conversion of all convertible securities of the Corporation, represents at least five percent (5%) or more of the outstanding shares of Common Stock of the Corporation (on an as-converted to Common Stock basis), the approval by the vote or written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock shall be necessary for effecting or validating the following actions:

                           (A) Any amendment, alteration, or repeal of any
provision of the

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Certificate of Incorporation or Bylaws of the Corporation (including the filing of a Certificate of Designation), that adversely affects the voting powers, preferences or other special rights or privileges, qualifications, limitations, or restrictions of the Series B Preferred Stock; or

                           (B) Any amendment, alteration, or repeal of this
Section (3)(c).

                  (d) ELECTION OF BOARD OF DIRECTORS.

                           (i) Subject to Section (5)(d)(iii) below, for so long
                  as at least 4,062,500 shares of Series B Preferred Stock remain outstanding, including as outstanding Series B Preferred Stock issuable upon conversion of all convertible securities of the Corporation (subject to adjustment for any stock split, reverse stock split or the like), and the authorized size of the Corporation's Board of Directors is five (5) or more, the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect three
                  (3) members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

                           (ii) Subject to Section (5)(d)(iii) below, for so
                  long as at least 4,025,000 shares of Series C Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split and the like) and the authorized size of the Corporation's Board of Directors is five (5) or more, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

                           (iii) Subject to Section (5)(d)(iii) below, for so
                  long as the conditions set forth in 3(d)(i) and (ii) are satisfied the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and

                           (iv) Except as provided in 3(d)(i), (ii) and (iii)
                  above, the holders of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect all members of the Board of Directors.

              (4) CONVERSION RIGHTS. The holders of the Series B Preferred Stock and

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Series C Preferred Stock shall have the following rights with respect to the conversion of the Series B Preferred Stock and Series C Preferred Stock into shares of Common Stock (the "Conversion Rights"):

                  (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section (4), any shares of Series B Preferred Stock and Series C Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock or Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect (determined as provided in Section (4)(c)) by the number of shares of Series B Preferred Stock or Series C Preferred Stock being converted.

                  (b) AUTOMATIC CONVERSION. Subject to and in compliance with the provisions of this Section (4), all outstanding shares of Series C Preferred Stock shall be automatically converted into shares of Common Stock immediately prior to the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable Preferred Stock Rate then in effect by the number of shares of Series C Preferred Stock being converted.

                  (c) PREFERRED STOCK. The conversion rate of the applicable series of Preferred Stock in effect at any time for conversion of the Series B Preferred Stock or Series C Preferred Stock (the "Preferred Stock Rate") shall be the quotient obtained by dividing the Original Issue Price of the applicable series of Preferred Stock by the applicable Preferred Stock Price, calculated as provided in Section (4)(d). The "Original Issue Price" for each series of Preferred Stock shall initially equal $1.60 per share.

                  (d) CONVERSION PRICE. The conversion price for the applicable series of Preferred Stock shall initially be the Original Issue Price of the applicable series of Preferred Stock (the "Preferred Stock Price"). Such initial Preferred Stock Price shall be adjusted from time to time in accordance with this Section (4). All references to the Preferred Stock Price herein shall mean the Preferred Stock Price as applicable and as so adjusted.

                  (e) MECHANICS OF CONVERSION. Each holder of Series B Preferred Stock or Series C Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section (4) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred

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Stock or Series C Preferred Stock, and shall give written notice to the
Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock or Series C Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock or Series C Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (f) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Series B Preferred Stock and Series C Preferred Stock is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series B Preferred Stock or Series C Preferred Stock, the Preferred Stock Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series B Preferred Stock or Series C Preferred Stock, the Preferred Stock Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section (4)(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (g) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Preferred Stock Price of each applicable series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Preferred Stock Price for each applicable series of Preferred Stock then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Preferred Stock Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable

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Preferred Stock Price shall be adjusted pursuant to this Section (4)(g) to reflect the actual payment of such dividend or distribution.

                  (h) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Preferred Stock and Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series B Preferred Stock or Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (4) with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

                  (i) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock and Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section (2)(g) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section (4), in any such event each holder of Series B Preferred Stock and Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock or Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (j) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section (2)(g) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section (4), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the

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
Series B Preferred Stock and Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section
(4) with respect to the rights of the holders of Series B Preferred Stock and Series C Preferred Stock after the capital reorganization to the end that the provisions of this Section (4) (including adjustment of the Preferred Stock Price then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (k) SALE OF SHARES BELOW PREFERRED STOCK PRICE.

                           (i) If at any time or from time to time after the
                  Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this Section (4)(k) to have issued or sold, Additional Shares of Common Stock (as defined in Section (4)(k)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section (4)(g) above, and other than a subdivision or combination of shares of Common Stock as provided in Section
                  (4)(f) above, for an Effective Price (as defined in Section
                  (4)( k)(iv) below) less than the then effective Preferred Stock Price, then and in each such case the then existing Preferred Stock Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Preferred Stock Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section (4)(k)(ii) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Preferred Stock Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and
                  (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                           (ii) For the purpose of making any adjustment
                  required under this Section (4)(k), the consideration received by the Corporation for any issue or sale of securities shall
                  (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in Section (4)(k)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (iii) For the purpose of the adjustment required
                  under this Section (4)(k), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Preferred Stock Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Preferred Stock Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Preferred Stock Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Preferred Stock Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series B Preferred Stock or Series C Preferred Stock.

                           (iv) "Additional Shares of Common Stock" shall mean
                  all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section (4)(k), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock; (B) Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date. The "Effective Price" of Additional

                  Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section (4)(k), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section (4)(k), for such Additional Shares of Common Stock.

                  (l) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the applicable Preferred Stock Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock, if the Series B Preferred Stock or Series C Preferred Stock is then convertible pursuant to this Section (4), the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock or Series C Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Preferred Stock Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Stock or Series C Preferred Stock.

                  (m) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section
(2)(g)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section (2)(g)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) calendar days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common

Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                  (n) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock or Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock or Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                  (o) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock and the exercise of all outstanding options and warrants of the Corporation. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and Series C Preferred Stock or the exercise of all outstanding options and warrants, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (p) NOTICES. Any notice required by the provisions of this Section (4) shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (q) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock or Series C Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock or Series

C Preferred Stock so converted were registered.

              (5) REDEMPTION.

                  (a) SERIES A PREFERRED STOCK. The Corporation shall redeem, from any source of funds legally available therefor, all of the Series A Preferred Stock upon the earlier of: (i) the twentieth (20th) anniversary of the date of issuance of the Series A Preferred Stock; or
         (ii) the 180th calendar day following the date the Corporation first has knowledge of the death, disability or mental incompetency of Stephen Lockwood Sauder, the initial holder of the Series A Preferred Stock (the "Series A Notice Date"); provided however, that in the event that the Series A Notice Date occurs prior to the third anniversary of the date of issuance of the Series A Preferred Stock, then the Corporation shall redeem, from any source of funds legally available therefor, all of the Series A Preferred Stock in no more than three annual installments beginning on the first anniversary of the Series A Notice Date and continuing on the second and third anniversaries of such Series A Notice Date (each a "Series A Redemption Date"). The Corporation shall effect such redemption on the Series A Redemption Date by paying in cash in exchange for the shares of Series A Preferred Stock a sum equal to $1.60 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, or the like with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Series A Redemption Price").

                  (b) SERIES B PREFERRED STOCK.

                           (i) A holder of Series B Preferred Stock may require
                  the Corporation, to the extent it may lawfully do so, to redeem all of such holder's Series B Preferred Stock, or the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock, voting as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem, all of the outstanding shares of Series B Preferred Stock, upon notice given pursuant to Section (5)(c)(i) (the "Holder Redemption Notice"). Once the Holder Redemption Notice has been given to the Corporation, the Corporation shall redeem one-third of the aggregate number of shares of Series B Preferred Stock requested to be redeemed in the Holder Redemption Notice on February 28, 2003, 2004 and 2005, respectively (each a "Series B Redemption Date"). The Corporation shall effect such redemption or redemptions on the applicable Series B Redemption Dates by paying in cash in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to the greater of: (x) $1.60 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus the fair market value of such number of shares of Common Stock that would be issuable upon conversion of one share of Series B

                  Preferred Stock as of the applicable Series B Redemption Date; or (y) $1.60 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Series B Redemption Price").

                           (ii) For purposes of this Section (5)(b), "fair
                  market value" of the Common Stock will be the fair market value of the Common Stock of the Corporation as of a date within 30 days of the applicable Series B Redemption Date as determined by one mutually agreed upon independent appraiser who is a regionally or nationally recognized investment banking firm, or an independent appraiser who is a member of a recognized professional organization. Such "fair market value" will be determined as though the Common Stock were being traded in the public securities markets, with no discount in such valuation due to lack of liquidity of the Corporation's shares, or due to the fact that the shares being valued constituted a minority interest in the Corporation. The cost of the appraisal shall be borne equally by the Corporation and the holder or holders of Series B Preferred Stock who originally elected to exercise their redemption rights.

                           (iii) Notwithstanding the foregoing Section
                  (5)(b)(i), the Corporation shall redeem, from any source of funds legally available therefor, all of the Series B Preferred Stock concurrent with the closing of a firmly underwritten public offering of the capital stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, with gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) of not less than $30,000,000 (the "Series B IPO Redemption Date"). The Corporation shall effect such redemption on the Series B IPO Redemption Date: (x) by paying in cash in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to $1.60 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) and (y) by issuing such number of shares of Common Stock that would be issuable upon conversion of such shares of Series B Preferred Stock as of the Series B IPO Redemption Date.

                  (c) PROCEDURE.

                           (i) In order to exercise the right of redemption, a
                  holder or holders of Series B Preferred Stock shall provide written notice of such holder's request to redeem its shares of Series B Preferred Stock to the Corporation at least sixty
                  (60) calendar days prior to February 28, 2003. Such notice to the Corporation shall be deemed an irrevocable request by such holder to require the Corporation to redeem all of such holder's shares of Series B Preferred Stock.

                           (ii) At least 15 but no more than 30 days prior to
                  each Series B Redemption Date, the Series B IPO Redemption Date, or a Series A Redemption Date (each a "Redemption Date"), as applicable, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock or Series B Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the applicable Redemption Date, the Series A Redemption Price or Series B Redemption Price (each a "Redemption Price"), as applicable, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Company Redemption Notice"). Except as provided in Section (5)(d), on or after the Redemption Dates, each holder of Series A Preferred Stock or Series B Preferred Stock, as applicable, to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (d) RIGHTS OF REDEEMED STOCK; DEFAULT.

                           (i) From and after the applicable Redemption Date,
                  unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of Series A Preferred Stock or Series B Preferred Stock designated for redemption in the Company Redemption Notice as holders of Series A Preferred Stock or Series B Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                           (ii) If the Corporation fails to redeem for any
                  reason, including, but not
                  limited to, the insufficiency of funds legally available for the redemption of shares, the total number of shares of Series A Preferred Stock or Series B Preferred Stock to be redeemed on such Redemption Date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock or Series B Preferred Stock. The shares of Series A Preferred Stock or Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock or Series B Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any applicable Redemption Date, but which it has not redeemed.

                           (iii) If the Corporation fails to redeem for any
                  reason, including, but not limited to, the insufficiency of funds legally available for the redemption of shares, the total number of shares of Series B Preferred Stock to be redeemed on the applicable Redemption Date, the holders of Series B Preferred Stock at the time outstanding, voting separately as a class, shall be entitled to elect the smallest number of directors of the Corporation that shall constitute a majority of the Board of Directors of the Corporation (and, if there are not a sufficient number of resignations by the members of the Board of Directors at the time of such default, the Board of Directors shall be expanded by such number of directors as is necessary to give effect to the foregoing right). Such right to vote separately as a class to elect directors shall, when vested, remove any limitations to vote only as a separate class for directors as provided in Section
                  (3)(d) above and shall permit the voting for the election of all directors, and shall continue until the Series B Preferred Stock shall have been redeemed and, when so redeemed, such right to elect all directors separately as a class pursuant to this Section (5)(d)(iii) shall cease and the right to vote separately as a class and elect directors as provided in Section (3)(d) above shall resume; subject, always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future defaults as provided above. At any time when such right to elect directors separately as a class pursuant to this Section (5)
                  (d)(iii) shall have so vested, the Corporation may, and upon written request of the holders of record of not less than 20% of the total number of shares of Series B Preferred Stock then outstanding shall, call a special meeting of shareholders for the election of directors. In the event of such a written request, such special meeting shall be held within 15 business days after the delivery of such request and, in either case, at the place and upon the notice required by law and the Bylaws of the

                  Corporation; provided, that the Corporation shall not be required to call such a special meeting if such request is received less than 60 calendar days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. Directors elected as aforesaid shall serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall be elected and qualify.

                  (e) DEPOSIT OF REDEMPTION PRICE. On or prior to each Redemption Date, the Corporation shall deposit the applicable Redemption Price of all shares of Series A Preferred Stock or B Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation as a trust fund for the benefit of the respective holder or holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable Redemption Price for such shares to their respective holder or holders on or after the applicable Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section (5)(c). As of the applicable Redemption Date, the deposit shall constitute full payment of the shares to the holder or holders, and from and after the applicable Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holder or holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Corporation pursuant to this Section (5)(e) remaining unclaimed at the expiration of two years following the applicable Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

                  (6) INCREASING COMMON STOCK. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding, issuable upon the conversion of the Series B Preferred Stock, Series C Preferred Stock and any other convertible securities of the Corporation, and issuable upon the exercise of all outstanding options and warrants), by the affirmative vote of the holders of a majority of the Common Stock and Preferred Stock, voting together as a single class.

                  (7) NO REISSUANCE OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK OR SERIES C PREFERRED STOCK. No share or shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         FIFTH: The number of directors which shall constitute the whole Board of Directors of the Corporation shall be five (5).

         SIXTH: The Board of Directors shall have power to make, and from time to time alter, amend, or repeal the Bylaws of the Corporation; provided, however, that (a) the stockholders shall have the paramount power to alter, amend and repeal the Bylaws or adopt new Bylaws, exercisable by a majority vote of the stockholders present in person or by proxy at any annual or special meeting of stockholders, and (b) if and to the extent the stockholders exercise such power, the Board of Directors shall not thereafter suspend, alter, amend or repeal the Bylaws, or portions thereof, adopted by the stockholders, unless, in adopting such Bylaws, or portions thereof, the stockholders otherwise provide.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of Section 174 of the Delaware General Corporation Law and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seventh shall apply or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

         EIGHTH: The directors of the Corporation need not be elected by written ballot.

         NINTH:

         (a) Subject only to the exclusions set forth in paragraph (c) of this Article Ninth, the Corporation shall hold harmless and indemnify each director or officer of the Corporation (each, an "Indemnitee") against any and all expenses (including attorneys' fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, or penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Corporation, or is, or was serving, or at any time serves at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         (b) The expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in defending any proceeding and any judgments, fines or amounts to be paid in settlement shall be advanced by the Corporation at the request of the Indemnitee and upon delivery to the Corporation of an undertaking by such Indemnitee to repay all amounts so advanced if it shall ultimately be determined that Indemnitee was not entitled to be indemnified or was not to be fully indemnified.

         (c) No indemnity pursuant to this Article Ninth shall be paid by the Corporation (i) for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; (ii) for which Indemnitee is indemnified by the Corporation pursuant to applicable law or otherwise than pursuant to this Article Ninth; (iii) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; (iv) on account of Indemnitee's conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnity is not lawful.

         (d) All obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is, or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein.

         (e) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Article Ninth, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Article Ninth. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof, the Corporation will be entitled to participate therein at its own expense.

         (f) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article Ninth for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel, incurred after notice from the Corporation of its assumption of the defense thereof, shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such, subject to the approval of the Corporation, which approval shall not be unreasonably withheld, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

         (g) The Corporation shall not be liable to indemnify Indemnitee under this Article Ninth for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         (h) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Article Ninth and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

         (i) The provisions of this Article Ninth shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, devises and legatees.

         (j) The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was an officer, director, employee or agent of the Corporation or a subsidiary thereof, or is or was serving at the request of the Corporation as an officer, director, partner, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Bylaws, the provisions of this Article Ninth or the Delaware General Corporation Law.

         (k) The indemnification provided by this Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Bylaws, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation or a subsidiary thereof or an officer, director, partner, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, and shall inure to the benefit of the heirs, executors and administrators of such person.

         (l) This Article Ninth may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate, or otherwise adversely affect the right of a person entitled to obtain indemnification hereunder with respect to acts or omissions of such person occurring prior to the effective date of such amendment or repeal.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation this 10th day of February, 1998.


                                       BIRCH TELECOM, INC.


                                         By: /s/ David E. Scott
                                             _____________________________
                                             David E. Scott, President

Attest:


/s/ Gregory C. Lawhon
_______________________________
Gregory C. Lawhon, Secretary

                                                                     Exhibit 3.2



                                 RESTATED BYLAWS

                                       OF

                               BIRCH TELECOM, INC.

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors, but if the Board of Directors fails to designate a place for such meeting, then the meeting shall be held at the principal office of the Corporation.

         SECTION 2. ANNUAL MEETING. Annual meetings of the stockholders shall be held on the second Thursday in April if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated by the Board of Directors or President and stated in the notice of the meeting, at which they shall elect by a plurality vote (except as otherwise provided in the Certificate of Incorporation) the Board of Directors, and transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or the Secretary and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 4. NOTICE OF STOCKHOLDERS MEETINGS, ANNUAL OR SPECIAL. Written notice of each meeting of the stockholders stating the place, date and hour of such meeting, and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given either personally or by mail to each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the Unites States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at any meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 6. REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting other than the election of directors, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 7. VOTING RIGHTS. Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                                   ARTICLE II

                                VOTING PROCEDURES

         SECTION 1. LIST OF VOTERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2. RECORD DATE.

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. MANAGEMENT AND NUMBER. The property, business and affairs of the Corporation shall be controlled and managed by or under the direction of a Board of Directors. The number of directors to constitute the Board of Directors shall be as set forth in the Certificate of Incorporation.

         SECTION 2. ELECTION. At each annual meeting of the stockholders, the stockholders entitled to vote at the meeting shall elect the directors in accordance with the Certificate of Incorporation to hold office until the next annual meeting of stockholders, or until their successors are elected and qualified, or until their earlier resignation or removal.

         SECTION 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Certificate of Incorporation. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         SECTION 4. FIRST MEETING OF THE BOARD OF DIRECTORS. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors, but shall be held not less than quarterly.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on two (2) days' notice to each director, either personally or by mail or by telegram, setting forth the time, place and purpose of the meeting; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

         SECTION 7. QUORUM. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 8. ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 9. MEETING BY CONFERENCE CALL. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by use of such equipment shall constitute presence in person at such meeting.

         SECTION 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless a resolution of the Board of Directors or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses (including traveling expenses), if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         SECTION 1. NOTICE. Whenever, under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary and such other officers as the Board of Directors may from time to time elect. If the Board of Directors elects more than one Vice President, the Board of Directors, in its discretion, may designate seniority levels among some or all of the Vice Presidents. Any number of offices may be held by the same person, unless the Certificate of Incorporation otherwise provides.

         SECTION 2. ELECTION AND TERM. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         SECTION 3. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. If the Corporation makes any payments to an officer for compensation, interest, rent, expense reimbursements or any similar purpose, and if such payments are disallowed as deductible expenses of the Corporation for Federal income tax purposes or are treated as dividends or constructive dividends, then such officer shall reimburse to the Corporation to the full extent of such disallowance or treatment and the Board of Directors shall enforce such reimbursement.

                                   ARTICLE VI

                               DUTIES OF OFFICERS

         SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board (if one shall be elected by the Board of Directors) shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall perform all the duties incident to the office of Chairman of the Board and such other duties as the Board of Directors may from time to time determine or as may be prescribed by these Bylaws, provided, however, that such duties shall not supersede the duties of the President.

         SECTION 2. PRESIDENT. The President shall be the chief executive and administrative officer of the Corporation, shall have general supervision of the business and finances of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and directors subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation except such as may be by statute exclusively conferred upon the President. The President may execute all bonds, deeds, mortgages, conveyances, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. He shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in his judgment may be necessary or proper for the transaction of the business of the Corporation, except that (i) the President shall not exercise such powers of and to the extent they are limited or restricted by, or are exercised by, the Board of Directors, and (ii) the Board of Directors shall have exclusive power to elect and remove the officers of the

Corporation. In general, he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 3. VICE PRESIDENTS. The Vice Presidents (if any are elected by the Board of Directors) shall perform such duties as shall be assigned to them and shall exercise such powers as may be granted to them by the Board of Directors or by the President of the Corporation. In the absence of the President and the Chairman of the Board, the Vice President (or, if the Board of Directors has designated seniority levels among some or all of the Vice Presidents, the available Vice President with the highest level of seniority) may perform the duties and exercise the powers of the President with the same force and effect as if performed or exercised by the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or by any duly authorized committee of directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by any duly authorized committee of directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed.

         SECTION 4. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         SECTION 5. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 6. OTHER OFFICERS. Any other officers elected by the Board of Directors shall perform such duties, exercise such powers, and have such authority as the Board of Directors may prescribe.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

         SECTION 1. STOCK CERTIFICATES. The shares of the Corporation may (but need not) be represented by certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3. TRANSFERS OF STOCK; CONVERSIONS. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, (a) the transfer will be effective at the close of business on the date of surrender of such certificate, (b) the transferee shall be the record holder of shares at such time, and (c) it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books as of such date. Upon surrender to the Corporation of a certificate, note, instrument, or other evidence of a convertible security, together with a written notice that the holder of the convertible security elects to convert the same into shares of the Corporation's capital stock and the total amount of consideration then payable to the Corporation upon the exercise of the right to convert, (i) the conversion will be effective at the close of business on the date of such surrender, (ii) such holder shall be the record holder of the shares issued upon such conversion, and (iii) it shall be the duty of the Corporation to issue a new certificate to such holder, cancel the old certificate, note, instrument, or other evidence of a convertible security, as the case may be, and record the transaction upon its books as of such date.

         SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or the Certificate of Incorporation or the Bylaws of the Corporation.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         SECTION 4. CHECKS AND DEPOSITS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the Corporation not otherwise employed may be deposited to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time select.

         SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 6. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                            /s/ Gregory C. Lawhon
Dated: February 9, 1998                     ___________________________________
                                            Gregory C. Lawhon, Secretary